ASSIGNMENT

         WHEREAS, I, James C. McKiney, a citizen of the United States of America, and residing at 255 Quandt Ranch Road, San Jacinto,
California 92583, am the owner of United States Design Patent No.
318,325 issued July 16, 1991,and entitled
                         TRAINING URINAL
and in and to the invention described and claimed therein, and

         WHEREAS, LiL Marc, Inc., a corporation of the State of Nevada, with principal offices located at 149 East 900 South, Salt Lake
City, Utah 841ll, is desirous of acquiring the entire right, title, and interest in and to said United States Design Patent No. 318,325 and the invention described and claimed therein;

         NOW, THEREFORE, for and in consideration of One Dollar ($1.00) and of other good and valuable consideration, receipt of which is hereby acknowledged, I. James C. McKiney, by these presents do hereby sell, assign, and transfer to the said LiL Marc, Inc. my entire right, title and interest in and to the invention for the United States of America, its territories and possessions and for all foreign countries, in and to the said United States, Design
Patent No. 318,325, and in and to any reissues or extensions of said Design Patent, including the right to recover for any past infringement; said invention and said Design Patent, and any reissues or extensions thereof and right to recover for any past infringement to be held and enjoyed by the said LiL Marc, Inc. for its own use and behalf and for its legal representatives, succes-sors, or assigns to the full end of the term or terms for which said Design Patent and any reissues or extensions thereof may be granted, as fully and entirely as the same would have been held by me had this assignment and sale not been made.

         And I covenant and agree that, at the request of the said LiL Marc, Inc. , its legal representatives, successors, or assigns, I will, without demanding any further consideration therefor and without expense to me, do all lawful and just acts, including the execution and acknowledgment of instruments which may be or may become necessary for sustaining, reissuing or extending said Design Patent, and for maintaining and perfecting the said LiL Marc, Inc.'s right to the invention and Letters Patent and will testify in cases of interference and litigation when requested to do so by the said LiL Marc, Inc.

                  Executed this 10th day of November, 1997.

                                       ________________________________
                                       James C. McKiney



STATE OF CALIFORNIA
                        ss
County of

         On this ____day of November, 1997, personally appeared before me, James C. McKiney, the signer of the above instrument, who duly acknowledged to me that he executed the same.

                                       _____________________________

                                       Notary Public

                            ASSIGNMENT

         This agreement is entered into by and between LiL Marc, Incorporated, and James Curt McKiney. P.O. Box 325, San Jacinto,
CA 92581, acting individually and as President of LiL Marc, Incorporated, (sellers) and, Alewine Limited Liability, 3305 West Spring Mountain Road #60, Las Vegas, NV 89102, manager George I. Norman III, (buyer), this 31st day of March 1997.
         In consideration of payment of $3,000 down balance of $27,000 to be pay within 6 months the sellers sell, assign, and convey to the buyer all rights and title to the "Training Urinal"(invention), U.S. Patent Number 318,325 issued July 16, 1991 and trade name "LiL Marc."
         In addition Sellers also agree that the purchase includes (1) approximately 3,000 boxed finished urinals and 1,700 stands located in Prescott, Arizona, (2) all rights to an custom blow urinal mold held by Flambo Corporation, and (3) delivery of a urinal stand rotational mold.
         As part of the consideration to Sellers Buyer will pay an ongoing royalty of $.25 per urinal sold at the anniversary date of this agreement unless otherwise agree to. It is intended that the award of this royalty shall supersede and survive any other agreement to the contrary by buyer or buyer assignees.
         Sellers hereby covenants and agree to keep all technical information and know how possessed or developed by sellers confidential.
         Sellers upon receiving final payment of $27,000 agree to complete and fully acknowledge an Assignment and Form 1595 "Recordation Form Cover Sheet" to sell, assign, and transfer all interest in invention and trademark for filing with the United
States Patent Office.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 31 st day of March, 1997.


                                  Buyer:

                                  Alewine Limited Liability Company
                                  a Nevada limited liability company,
                                  3305 West Spring Mountain Road #60
                                  Las Vegas, NV 89102


                                  By:________________________________
                                        Manager



                                  Sellers:

                                  LiL Marc, Incorporated
                                  P.O. Box 26968
                                  Prescott Valley, Arizona 86312



                                  By:____________________________
                                         President




                                  By:____________________________
                                         Secretary


                                  Inventor



                                  By:____________________________
                                         James Curt McKiney
                                  P.O. Box 326
                                  San Jacinto, CA 92581

                            ASSIGNMENT



         This agreement is entered into by and between Alewine Limited Liability Company (seller) and LIL MARC, INC., a Nevada corporation (buyer) this 25th day of April 1997.

         In consideration of the issuance of 200,000 shares of buyers common capital stock $.0l par value, to seller, seller assigns its rights to an Assignment (attached hereto) of the U.S. Patent rights of a "Training Urinal" U.S. Patent Number 318,325 issued July 16, 1991 and trade name "LIL MARC" to buyer.

         As part of the assignment buyer undertakes to pay an obligation to James Curt McKiney (inventor) $27,000 due September
30, 1997 per the original Assignment referred to above.

         Buyer agrees to pay an ongoing royalty to inventor of $.25 per unit sold by buyer or buyer's representatives due at an anniversary date of March 31st of each year beginning in 1998.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement this 25th day of April 1997.

                                  SELLER


                                  Alewine Limited Liability Company



                                  _________________________________
                                  Buyer

                                  LIL MARC, INC.



                                  __________________________________

                            ASSIGNMENT


         The undersign assigns all rights, title and interest in a custom blow mold held by Flambo Corporation, California, a urinal stand rotational mold, 3,000 finished and boxed urinals along with 1700 stands located in Prescott, Arizona to LIL MARC, INC., a Nevada corporation as a contribution to its capital.

         DATED THIS 25th day of April, 1997.



                                  Alewine Limited Liability Company



                                       ______________________________